Exhibit 99.1

Seritage Growth Properties Announces Termination of REIT Election

Appoints Adam Metz to the Board of Trustees

NEW YORK – March 31, 2022 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of 162 retail, residential and mixed-use properties, today announced that its Board of Trustees has approved a plan to terminate its election to be treated as a Real Estate Investment Trust (“REIT”) for tax purposes and to convert the Company to a C corporation. The termination of the REIT election will be retroactively effective as of January 1, 2022. The Company has received all necessary approvals to terminate its election.

On March 1, 2022, the Company announced that its Board of Trustees had commenced a process to review a broad range of strategic alternatives to enhance shareholder value and established a Special Committee to oversee the process. After consulting with its financial, tax and legal advisors, and with the recommendation of the Special Committee, the Board determined that electing to be treated as a C Corporation for tax purposes would provide the Company with the enhanced flexibility to efficiently pursue a variety of potential alternatives to maximize the value of the Company’s diverse portfolio of assets, including a potential sale or series of sales of assets. In reaching this determination, the Board considered, among other things, the potential timing and transaction limitations that would be imposed on the Company if it remained subject to the REIT tax rules, the significant tax basis the Company has in its assets, and the Company’s net operating losses.

Andrea Olshan, the Company’s Chief Executive Officer, said, “After a thorough analysis, we determined that converting to a C corporation for tax purposes is the right next step to enable the Seritage Board to conduct a thorough and comprehensive review of strategic alternatives. Through this conversion, we will gain enhanced flexibility as to both the types of transactions available for us to pursue and the timing for those transactions. We remain confident in the considerable value inherent in our portfolio and are focused on pursuing the right path to maximize that value of our assets for the benefit of all shareholders.”

The Seritage Board’s comprehensive strategic review process remains ongoing, and the Company does not intend to comment further on the process until the Special Committee and the Board of Trustees has decided on the best path forward.

Appointment of Adam Metz

Additionally, the Company today announced that Adam Metz has been appointed to the Company’s Board of Trustees as an independent trustee, effective immediately. Mr. Metz will serve on the Board’s Audit Committee and has been added to the Special Committee of the Board overseeing the strategic review process.

Ms. Olshan said, “On behalf of the other trustees, we are very pleased to welcome Adam Metz to the Board of Trustees of Seritage. As we advance our strategic alternatives review, we are confident that Adam’s extensive transactional experience and significant real estate expertise will be extremely valuable in the Board room.”

About Adam Metz

Mr. Metz currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, four business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, beginning in October 2019, and Galata Acquisition Corporation, since July 2021. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018.  Prior to Carlyle Group, Mr. Metz was Senior Advisor to TPG Capital’s Real Estate Group.  Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy.  Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of retail real estate assets throughout the United States.  Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First National Bank of Chicago.  He previously served as an independent director on numerous boards including, Forest City, Parkway Properties and Howard Hughes Corporation.  He also serves on the advisory boards of the real estate programs at both Cornell University and Northwestern University and is Vice Chair of the Board of Trustees of the Smithsonian’s Hirshhorn Museum and Sculpture Garden.  Mr. Metz received his Masters of Management degree from Northwestern University and his Bachelor of Arts degree in History from Cornell University.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified and mixed-use properties throughout the United States. As of December 31, 2021, the Company’s portfolio consisted of interests in 162 properties comprised of approximately 19.2 million square feet of GLA or build-to-suit leased area (approximately 17.2 million at share), approximately 3.9 million of which is held by unconsolidated entities (approximately 1.9 million at share), approximately 600 acres held for or under development and approximately 9.4 million square feet of GLA or approximately 800 acres to be disposed of.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; competition and related challenges in the real estate and retail industries and the ability of the Company’s top tenants to successfully operate their businesses; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the Company’s historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; the litigation filed against the Company and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; risks relating to redevelopment activities and potential acquisition or disposition of properties; the process and results of the Company’s review of strategic alternatives; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; contingencies to the commencement of rent under leases; environmental, health, safety and land use laws and regulations; the terms of the Company’s indebtedness and availability or sources of liquidity; possible acts of war, terrorist activity or other acts of violence or cybersecurity interests; the Company’s relatively limited history as an operating company and; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Contact:
Seritage Growth Properties
Investor Relations
(212) 355-7800

Media Contact:
Jon Keehner / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449